Exhibit 23.3

International Law Firm August 22, 2006	41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong Tel: (852) 2522-7886 Fax: (852) 2522-7006 www.lw.com FIRM / AFFILIATE OFFICES
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Milan	Silicon Valley
	Moscow	Singapore
	Munich	Tokyo
	New Jersey	Washington, D.C.

New Oriental Education & Technology Group Inc.

No.6 Hai Dian Zhong Street, 9th Floor

Haidian District, Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Legal Matters” and “Taxation — United States Federal Income Taxation” in the prospectus included in the registration statement on Form F-1, originally filed by New Oriental Education & Technology Group Inc. on August 22, 2006, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP

Resident partners: Joseph A. Bevash (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), Mitchell D. Stocks (US), David Zhang (US)